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                                                                   Exhibit 23.04

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 of Brooks Automation, Inc. of our report dated November 14, 2001, except for the first paragraph of
Note 15, as to which the date is December 13, 2001 relating to the financial statements and financial statement schedule, which appears in Brooks Automation, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
February 14, 2002